EXHIBIT 10.1b

AMENDMENT NO. 2

Effective November 20, 2008

TO

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Amended September 19, 2007)

THE PMI GROUP, INC., having adopted The PMI Group, Inc. Amended and Restated Equity Incentive Plan (the “Plan”) as of May 27, 2004, and having amended and restated the Plan as of November 16, 2005, and again as of September 19, 2007, and further having amended it effective as of November 14, 2007, hereby amends the restated Plan as follows effective as of November 20, 2008:

Section 8.1, “Grant of Stock Units,” of SECTION 8, “NON-EMPLOYEE DIRECTOR AWARDS,” is amended to read as follows:

8.1 Grant of Stock Units. On the first business day on or after April 15, July 15, October 15 and January 15 of each year, each individual then serving as a Non-employee Director automatically shall be granted Stock Units with an initial value of $4,000, each Stock Unit valued at the Fair Market Value per Share, but in no event shall any Non-employee Director receive more than 2,500 Stock Units in any calendar quarter.

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this Amendment No. 2 to the restated Plan on the date indicated below.

THE PMI GROUP, INC.

By:	/s/ Charles Broom
Name:	Charles Broom
Title:	Senior Vice President

Date:	Jan. 16, 2009